ARTICLES OF INCORPORATION
                           -------------------------

                                       OF

                          GAIGE FINANCIAL GROUP, INC.

                                   ARTICLE I
                                      NAME
                                      ----

         The name of this corporation is GAIGE FINANCIAL GROUP, INC.

                                   ARTICLE II
                                    PURPOSE
                                    -------

         To engage in business capital ventures and other business permitted under the laws of the United States and the State of Florida.

                                   ARTICLE III
                                  CAPITAL STOCK
                                  -------------

         This corporation is authorized to issue 10,000,000 shares of common stock.

         The common stock of the corporation shall have the following characteristics:

          (a)  Par value shall $.001 per share.

          (b) At all meetings of the stockholders of the common stockholders shall be entitled to cast one(1) vote for each share of common stock owned. That a common stockholder is interested in a matter to be voted upon shall not disqualify him from voting thereon.

          (c) Except as otherwise provided by law, the entire voting power for the election of the directors and for all other purposes shall be vested exclusively in the holders of the outstanding common stock.

                                   ARTICLE IV
                                TERM OF EXISTENCE
                                -----------------

         This corporation shall have perpetual existence commencing on November 30, 1999.

                                    ARTICLE V
                      INITIAL REGISTERED OFFICE AND AGENT
                      -----------------------------------

         The street of the initial registered office of this corporation is 22154 Martella Ave., Boca Raton, FL 33433, and the name of the initial registered agent of this corporation is Shelley Williams.

                                   ARTICLE VI
                            INITIAL PRINCIPAL OFFICE
                            ------------------------

         The initial principal office and mailing address of this corporation is 22154 Martella Ave, Boca Raton, FL 33433. The Board of Directors may, from time to time, change the street and post office address of the corporation as well as the location of its principal office.

                                   ARTICLE VII
                           INITIAL BOARD OF DIRECTORS
                           --------------------------

         This corporation shall have one(1) director initially. The number of directors may be either increased or diminished from time to time by the By-Laws shall never be less that one(1). The name and address of the initial director of this corporation are:

         Shelley Williams         22154 Martella Ave, Boca Raton, FL 33433.

                                  ARTICLE VIII
                                   AMENDEMENT
                                   ----------

         This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, in the manner provided by law.

                                  ARTICLE VIII
                                  INCORPORATOR
                                  ------------

         The name and address of the person signing these Articles is: Shelley Williams, 22154 Martella Ave, Boca Raton, FL 33433.

         IN WITNESS WHEREOF, the undersigned subscriber and registered agent has executed these Articles of Incorporation this 30 day of November, 1999.

                                                      /s/ Sean King
                                              -------------------------------
                                              Subscriber and Registered Agent
                                                          Sean King
                                                       Attorney in Fact

STATE OF FLORIDA         )
                         )SS
COUNTY OF PALM BEACH     )

         BEFORE ME, a Notary Public authorized to take acknowledgements in the State and County set forth above, personally appeared Shelley Williams, known to me to be the person who executed the foregoing Articles of Incorporation, and he acknowledged before me that he executed those Articles of Incorporation.

                                                       /s/ Diana L. Luneke
                                                       ---------------------
                                                       NOTARY PUBLIC
                                                       State of Florida at Large


My Commission Expires:        -------------------------------
                                       Diana L. Luneke
                              (Notary) State of Florida
                              (Public) My Comm Exp: 06/26/02
                                       Comm: 00744623
                              -------------------------------

                         ACCEPTANCE OF REGISTERED AGENT
                         ------------------------------

         Having been designated to accept service of process for the above-stated corporation at the place set forth herein above, I hereby accept such designation and agree to act in such capacity and to comply with all provisions of Section 607.0501 and 607.0505 Florida Statutes.

                                                                     Sean King
                                                                     Attorney
                                             By: /s/ Sean King       in Fact
                                                 -------------------------------
                                                      Shelley Williams
                                                      Registered Agent